Exhibit 10.45

EXECUTIVE EMPLOYMENT AGREEMENT

This Executive Employment Agreement (this “Agreement”) is entered into as of the last date set forth on the signature page below, by and between Landec Corporation (the “Company) and Gary T. Steele (the “Executive”).

1.             POSITION AND DUTIES

The Executive will continue in his present positions of President, Chief Executive Officer (“CEO”), and Chairman of the Board (“COB”) of the Company from the date of this Agreement and for the period of time specified in this Agreement.  The prior sentence notwithstanding, the Board of Directors (the “Board”) may designate another Director as the COB, at the Board’s sole discretion, without violating this agreement.  As President, CEO, and COB, the Executive reports to the Board and will assist the Board in developing and implementing the Company’s ongoing business strategy and objectives.  Executive is also responsible for the general management and operation of the Company and may have additional powers and duties as prescribed from time to time by the Board.

Executive agrees to devote all of his business time, skill, attention and best efforts to the Company’s business and to discharge and fulfill the responsibilities assigned to him by the Company during his employment under this Agreement.  Executive further agrees that he will not render services to any other person or entity without the prior written consent of the Company, and that he will not engage in any activity which conflicts or interferes with the performance of the duties and responsibilities of his position.

2.             TERM OF EMPLOYMENT

This Agreement covers the Executive’s employment with the Company from the date of this Agreement through December 31, 2005, at which point it will expire unless renewed or extended by the written consent of both parties.

3.             LOCATION

Executive will be based at the Company’s executive offices in Menlo Park, California or elsewhere as may be designated from time to time by the Company.  The Executive will be expected to travel to the Company’s offices at other locations as needed for the performance of his duties and responsibilities.

4.             COMPENSATION, BENEFITS AND PERQUISITES

(a)           Salary

In consideration of services to be rendered, Executive will be paid a salary of not less than $330,000 per year, to be earned and paid in equal semi-monthly installments, less any deductions required by law, pursuant to the procedures regularly established by the Company.  Executive will be eligible for periodic increases in base salary under the Company’s normal policies and procedures for executive salary increases, which currently provide for review of the chief executive officer’s salary every three (3) years.  Executive’s salary will not be reduced below its current level of $330,000 without both the Company’s and the Executive’s prior written consent.

(b)           Annual Incentive Compensation

The Executive will continue to participate in the Company’s annual incentive plan as it may be modified from time to time (the “Incentive Plan”).  Under the terms of the current Incentive Plan, the Executive’s annual bonus is based upon the attainment of pre-determined goals mutually established by the Company and the Executive.  Actual bonus(es) payable will be determined by the terms of the Incentive Plan.  The Company reserves the right to modify, amend, or discontinue the Incentive Plan at any time.

(c)           Long Term Incentive Compensation

The Executive will be eligible to receive grants of stock options under the Company’s 1996 Stock Option Plan and such other long-term incentive plans applicable to executives of the Company (the “Equity Plans”) as the Company may adopt.  The 1996 Stock Option Plan currently provides for possible grants of stock purchase rights, incentive stock options, and non-statutory stock options.  Any awards of stock options or other long-term incentives are at the discretion of the Board, and are subject to the terms of the plan.  The Company reserves the right to modify, amend, or discontinue the Equity Plans at any time.

(d)           Benefits

The Executive will participate in the Company’s standard medical, life, accident, disability and retirement plans provided to its eligible employees.

(e)           Vacation

The Executive will receive Company paid vacation time off in accordance with the Company’s policies and procedures, as may be amended from time to time and which currently provide for four weeks vacation per year.

(f)            Expenses

The Company will reimburse Executive for travel, lodging, entertainment, and other reasonable business expenses incurred by him in the performance of his duties in accordance with the Company’s general policies, as may be amended from time to time.

5.             TERMINATION OF EMPLOYMENT

(a)           By Death or Disability

Executive’s employment will terminate automatically upon the death of Executive or when Executive begins to receive benefits under the Company’s Long Term Disability Plan.  In such cases, the Company will pay the Executive (in the case of long term disability) or his estate or a person who acquired the right to receive such payments by bequest or inheritance (in the case of death):

(i)            the salary to which he is entitled through the date of termination; and

(ii)           a pro rata portion of the Executive’s annual incentive award, if any, to which he is entitled under the Incentive Plan through the date of termination.

Upon payment of such amounts, the Company’s obligations under this Agreement will then cease.

(b)           By Company for Cause

The Company may terminate, without liability, Executive’s employment for Cause (as defined below) at any time and without notice.  The Company will pay the Executive the salary to which he is entitled through the date of termination and thereafter the Company’s obligations under this Agreement will then cease.  The Executive will not be entitled to any annual incentive award under the Incentive Plan for the year in which termination occurs.

Termination shall be for Cause if the Executive:

(i)            willfully breaches significant and material duties he is required to perform;

(ii)           commits a material act of fraud, dishonesty, misrepresentation, or other act of moral turpitude;

(iii)          is convicted of a felony or another crime which is materially injurious to the reputation of the Company;

(iv)          exhibits gross negligence in the course of his employment;

(v)           is ordered removed by a regulatory or other governmental agency pursuant to applicable law; or

(vi)          fails to obey a lawful direction from the Board.

(c)           By Company Without Cause

The Company may terminate the Executive’s employment and this Agreement, at any time, for any reason, without Cause and without liability.

If employment is terminated by the Company as described in the preceding paragraph, the Company will pay to Executive the salary to which he is entitled and will continue to cover Executive in the Company’s benefit programs for a period of one year beginning on the date of such termination (the “Severance Period”).  In addition, such number of shares subject to any unvested stock options and such number of shares of restricted stock as would have vested at the end of the Severance Period shall vest as of the date of termination.  Executive will receive a pro-rata portion of the annual incentive award, if any, to which he is entitled under the Incentive Plan through the date of termination.  After payment of termination benefits, the Company’s obligations under this Agreement will cease.

(d)           Voluntary Termination

The Executive may terminate his employment at any time by giving the Company three (3) months’ advance written notice of such termination.  In this event, the Company will pay the salary to which the Executive is entitled through the end of the notice period, and the Company’s obligations under this Agreement will then cease.  The Executive will not be entitled to any annual incentive award under the Incentive Plan for the year in which he terminates his employment.

(e)           Termination for “Good Reason”

The Executive may also terminate his employment for “Good Reason”.  For purposes of this Agreement, “Good Reason” shall mean:

(i)            any assignment to the Executive of duties other than those contemplated by this Agreement or typically assumed by a President and CEO or which represent a material reduction in the scope and authority of Executive’s position, except that the designation of another Director as Chairman of the Board shall not constitute “Good Reason”;

(ii)           a Company required relocation of Executive’s principal place of work which is not agreed to by Executive and which requires an increase in Executive’s normal commute of more than 35 miles, unless such relocation results from the relocation of the Company’s executive offices; or,

(iii)          any reduction in salary below $330,000 per year which is not agreed to by Executive.

If Executive terminates employment for “Good Reason”, Company shall continue to pay to Executive at the then current rate (or the rate prior to a reduction referred to in clause (iii) above) the salary to which he is entitled and will continue to cover Executive in the Company’s benefit program for one year following the date of termination of employment for “Good Reason” (the “Severance Period”).  In addition, such number of shares subject to any unvested stock options and such number of shares of restricted stock as would have vested at the end of the Severance Period shall vest as of the date of termination.  Executive will receive a pro-rata portion of the annual incentive award, if any, to which he is entitled under the Incentive Plan through the date of termination.  Thereafter, the Company’s obligations under this agreement shall cease.

(f)            Termination Obligations

Executive acknowledges and agrees that all personal property and equipment furnished to or prepared by the Executive in the course of or incident to his employment belong to the Company and shall be promptly returned to the Company upon termination of employment.  Executive further acknowledges and agrees that all confidential materials and documents, whether written or contained in computer files, diskettes or any other media, remain the property of the Company and shall be promptly returned to the Company upon termination of employment.

6.             ACCELERATED VESTING UPON CHANGE OF CONTROL

A “Change of Control” is defined as the occurrence of one or more of the following events:

(i)            a report on Schedule 13D is filed with the Securities and Exchange Commission pursuant to Section 13(d) of the Securities Exchange Act of 1934 disclosing that any person other than the Company, a subsidiary of the Company, or any employee benefits plan sponsored by the Company, is the beneficial owner of 50% or more of the combined voting power of the then-outstanding securities of the Company;

(ii)           any person purchases securities pursuant to a tender or exchange offer, which, upon the consummation thereof, results in beneficial ownership of 50% or more of the voting power of the then-outstanding securities of the Company;

(iii)          the stockholders of the Company approve a consolidation or merger of the Company in which the Company is not the surviving corporation, or the Company’s shares are converted to cash, securities or other property, or all or substantially all of the assets of the Company are sold, leased, exchanged or transferred; or,

(iv)          a majority of the members of the Company’s Board of Directors change within a 24 month period unless the election or nomination for election of such Directors shall have been approved by a majority of the Directors still in office who were also Directors at the beginning of the 24 month period.

If, within a period of two (2) years subsequent to a Change of Control (as defined above), the Executive is involuntarily terminated without Cause as described in Section 5(c) or terminates for “Good Reason” as described in Section 5(e), then all unvested stock options and shares of restricted stock granted under any Equity Plans shall immediately vest and become exercisable.

The preceding paragraph notwithstanding, aggregate amounts payable to the Executive will be limited by the amount necessary to ensure that no payments to Executive will result in excise taxes under Section 4999 of the Internal Revenue Code (the “Code”) and that the Company will not be subject to the loss of tax deductions under Section 280G of the Code.  The Executive shall have the right to elect which items of compensation he waives in this event.

7.             SOLICITATION OF EMPLOYEES, CONSULTANTS AND OTHER PARTIES.

Executive agrees that during the term of this Agreement, and for a period of two (2) years thereafter, Executive shall not either directly or indirectly solicit, induce, recruit or encourage any of the Company’s employees or consultants to terminate their relationship with the Company, or take away such employees or consultants, or attempt to solicit, induce, recruit, encourage or take away employees or consultants of the Company, either for Executive or for any other person or entity.  Further, for a period of two (2) years following termination of this Agreement, Executive shall not solicit any licensor to or customer of the Company or licensee of the Company’s products, in each case, that are known to Executive, with respect to any business, products or services that are competitive to the products or services offered by the Company or under development as of the date of such termination.

8.             CONFIDENTIAL INFORMATION

Executive agrees that at all times during the term of this Agreement and thereafter, to hold in strictest confidence, and not to use, except for the benefit of the Company, or to disclose to any person, firm, corporation or other entity without written authorization of the Board, any Confidential Information of the Company and agrees to abide by the terms of his Confidential Information and Invention Assignment Agreement with the Company.  Executive understands that “Confidential Information” means any Company proprietary information, technical data, trade secrets or know-how, including, but not limited to, research, product plans, products, services, suppliers, customer lists and customers, prices and costs, markets, software, developments, inventions, laboratory notebooks, processes, formulas, technology, designs, drawings, engineering, hardware configuration information, marketing, licenses, finances, budgets or other business information disclosed to Executive by the Company either directly or indirectly in writing, orally or by drawings or observation of parts or equipment or created by Executive during the term of this Agreement.  Executive understands that “Confidential Information” includes, but is not limited to, information pertaining to any aspects of the Company’s business which is either information not known by actual or potential competitors of the Company or is proprietary information of the Company or its customers or suppliers, whether of a technical nature or otherwise.  Executive further understands that Confidential Information does not include any of the foregoing items which has become publicly and widely known and made generally available through no wrongful act of Executive or of others who were under confidentiality obligations as to the item or items involved.

9.             ASSIGNMENT

The Executive’s rights and obligations under this Agreement may not be assigned, and any attempted assignment shall be null and void.  The Company may assign this Agreement, but only to a successor or affiliated organization.

10.          NOTICES

All notices referred to in this Agreement shall be in writing and delivered to the Company at its principal address, 3603 Haven Avenue, Menlo Park, CA 94025-1010, or to the Executive at [insert home address].

11.          ENTIRE AGREEMENT

The terms of this Agreement are intended by the parties to be the final expression of their agreement with respect to the employment of the Executive by the Company and may not be contradicted by evidence of any prior or contemporaneous agreement.  The parties further intend that this Agreement shall constitute the complete and exclusive statement of its terms, and that no extrinsic evidence whatsoever may be introduced in any judicial, administrative, or other legal proceeding involving this Agreement.

12.          AMENDMENTS AND WAIVERS

This Agreement may not be modified, amended, or terminated except in writing, signed by the Executive and by a duly authorized representative of the Company other than the Executive.  No failure to exercise and no delay in exercising any right, remedy, or power hereunder shall operate as a waiver thereof.

13.          SEVERABILITY AND ENFORCEMENT

If any provision of this Agreement shall be held by a court of competent jurisdiction to be invalid, unenforceable, or void, the remainder of this Agreement shall remain in full force and effect.

14.          GOVERNING LAW

This Agreement shall be interpreted and construed in compliance with the laws of the state of California, unless a superseding Federal law is applicable.

15.          ARBITRATION

In the event that any material dispute arises between the Company and the Executive with respect to any aspect of this Agreement, the controversy shall be submitted to binding arbitration by a disinterested arbitrator, in accordance with the current arbitration rules of the American Arbitration Association.

[signature page follows]

This Executive Employment Agreement was executed as of the last date set forth below

COMPANY:

LANDEC CORPORATION

By:
Richard S. Schneider
Director and Member of the Compensation Committee

Date:

EXECUTIVE:

GARY T. STEELE

Date: